Exhibit 10.1

EMPLOYMENT AGREEMENT

EMPLOYMENT AGREEMENT to be effective November 29, 2007, by and between UTEK CORPORATION, a Delaware corporation, having an office at 2109 East Palm Avenue, Tampa, Florida 33605 (hereinafter referred to as “UTEK”), and Carole Wright (hereinafter referred to as “Employee”):

WHEREAS, UTEK desires to employ Employee in the position as Chief Financial Officer (CFO); and

WHEREAS, Employee is willing and capable to be employed in said position in the manner provided for herein, and to perform all of the duties of the CFO of UTEK upon the terms and conditions herein set forth;

NOW, THEREFORE, in consideration of the promises and mutual covenants herein set forth it is agreed as follows;

1. Employment of Employee. UTEK hereby employs Employee as Chief Financial Officer.

2. Term. The term of this Agreement shall commence on November 29, 2007 (the “Commencement Date”) and expire three years from such date, unless sooner terminated or renewed as provided hereunder. . During the term hereof, Employee shall devote substantially all of her business time and efforts to UTEK and its subsidiaries and affiliates.

3. Duties. The Employee shall perform those functions generally performed by persons of such title and position, shall perform any and all related duties, and shall be available to confer and consult with and advise the officers and directors of UTEK at such times that may be required by UTEK.

4. Compensation. Employee shall be paid as follows:

(a) Employee shall be paid a salary of One hundred and Seventy thousand dollars ($170,000.00) for the first year, One hundred and Eighty five thousand dollars ($185,000.00) for the second year and Two Hundred Thousand dollars ($200,000.00) for the final year, payable in monthly installments; and

(b) In addition UTEK shall make discretionary bonuses as determined by the compensation committee of the board of directors.

(c) Employee may participate in all benefit plans provided by UTEK

(d) In the event of a “change of control” and the Employee’s position is eliminated, or in the event the Employee is terminated without cause the employee shall receive a $100,000.00 severance package.

“Change of Control”:

(A) A person (other than a person who is an officer or a Director of Employer on the effective date hereof), including a "group" as defined in Section 13(d)(3) of the securities Exchange Act of 1934, becomes, or obtains the right to become, the beneficial owner of Employer securities having 30% or more of the combined voting power of then outstanding securities of the Employer that may be cast for the election of directors of the Employer;

(B) At any time, the Board-nominated slate of candidates for the Board is not elected;

(C) Employer consummates a merger in which it is not the surviving entity;

(D) Substantially all of Employer's assets are sold; or Employer's stockholders approve the dissolution or liquidation of Employer.

5. Confidential Information

a. The Employee has acquired and will acquire information and knowledge respecting the intimate and confidential affairs of the Company (for this purpose including all subsidiaries and affiliates, including without limitation confidential information with respect to the Company’s customer lists, technologies, business methodology, business techniques, promotional materials and information, and other similar matters treated by the Company as confidential (the Confidential Information). Accordingly, the Employee covenants and agrees that during her employment by the Company (whether during the Term hereof or otherwise) and thereafter, the Employee shall not, without the prior written consent of the Company, disclose to any person, other than a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by the Employee of the Employee’s duties hereunder, any Confidential Information obtained by the Employee while in the employ of the Company.

b. The Employee agrees that all memoranda, notes, records, data base information, papers or other documents and all copies thereof relating to the Company’s operations or business, some of which may be prepared by the Employee, and all objects associated therewith in any way limited by the Employee shall be the Company’s property. This shall include, but is not limited to, documents and objects concerning any customer contracts, manuals, mailing lists, advertising materials, and all of their materials and records of any kind that may be in the Employee’s possession or under the Employee’s control. The Employee shall not, except for the Company’s use, copy or duplicate any of the aforementioned documents or objects (except for the purpose of performing Employee’s duties) nor remove them from the Company’s facilities, nor use any information concerning them except for the covenants and agrees that the Employee will deliver to the Company upon termination of the Employee’s employment, or any other time at the Company’s request.

c. The Employee shall deliver to the Company or its designee at the termination of her employment all data, correspondence, memoranda, notes, records, drawings, sketches, plans, customer lists, product compositions, and other documents and all copies thereof, made, composed or received by the Employee, solely or jointly with others, that are in the Employee’s possession, custody, or control at termination and that are related in any manner to the past, present, or anticipated business or any member of the Company or one its subsidies. In this regard, the Employee hereby grants and conveys to the Company all right, title, and interest in and to, including without limitation, the right to possess, print, copy, and sell or otherwise dispose of, any reports, records, papers, summaries, photographs, drawings or other documents, and writings, and copies, abstracts or summaries thereof, that may be prepared by the Employee or under her direction or that may come into her possession in any way during the term of her employment with the Company that relate in any manner to the past, present or anticipated business of any member of the Company or one its subsidies.

6. Covenant Not to Compete.

a. The Employee covenants and agrees that during the Employee’s employment by UTEK (whether during the Term hereof or otherwise), and thereafter for a period of one (1) year following the termination of the Employee’s employment with the UTEK, the Employee will not:

(i) directly or indirectly engage in, continue in or carry on the business of any corporation, partnership, firm or other business organization which is now, becomes or may become a direct competitor of the UTEK in its business, including owning or controlling any financial interest in, any corporation, partnership, firm or other form of business organization which competes with or is engaged in or carries on any aspect of such business or any business substantially similar thereto;

(ii) consult with, advise or assist in any way, whether or not for consideration, any corporation, partnership, firm or other business organization which is now, becomes or may become a competitor of the UTEK during the Employee’s employment with the UTEK;

(iii) engage in any practice the purpose of which is to evade the provisions of this Agreement or to commit any act which is detrimental to the successful continuation of, or which adversely affects, the business of the UTEK.

b. The Employee agrees that the geographic scope of this covenant not to compete shall extend to the geographic area where the Company’s customers conduct business or are located at any time during the Term of this Agreement. For the purposes of this Agreement, “Customers” means any person, university or entity to which the Company provides or has provided services within a period of one (1) year prior to the Employee’s termination of services for the furtherance of such customer’s business within such period of one (1) year the Company has pursued or communicated with for the purposes of obtaining business for the Company.

c. In the event of any breach of this covenant not to compete, the Employee recognizes that the remedies at law will be inadequate and that in addition to any relief at law which may be available to the Company for such violation or breach and regardless of any provisions contained in this Agreement, the Company shall be entitled to equitable remedies (including an injunction) and such other relief as a court may grant after considering the intent of this section. In any action or proceeding by the Company to obtain a temporary restraining order and/or preliminary injunction to enforce the covenant, the Employee hereby agrees that the Company shall not be required to put an injunction bond in excess of One Thousand Dollars ($1,000.00) in order to obtain the temporary restraining order and/or preliminary injunction. It is further acknowledged and agreed that the existence of any claim or cause of action on the part of the Employee against the Company, whether arising from this Agreement or otherwise, shall in no way constitute a defense to the enforcement of this covenant not to compete, and the duration of this covenant not to compete shall be extended in an amount which equals the time period during which the Employee is or has been in violation of this covenant not to compete.

d. In the event a court of competent jurisdiction determines that the provisions of this covenant not to compete are excessively broad as to duration, geographic scope, prohibited activities or otherwise, the parties agree that this covenant shall be reduced or curtained to the extent necessary to render it enforceable.

e. For the purposes of this Section 6, Company shall be deemed to include the Company, as well as its subsidiaries and affiliates.

f. The parties hereto expressly acknowledge and agree that any provision of this Section 6 may be amended or waived by the mutual written agreement of both parties.

7. Termination.

a. Either party may terminate this Agreement for any reason by giving the other party ninety (90) days written notice.

b. UTEK shall also have the right to terminate this Agreement immediately For Cause, which shall include, but not be limited to, fraud, breach of fiduciary duty, conviction of a crime or like conduct.

c. If the Employee is terminated for any reason or terminates her employment, the Company will not be required to make any further payments to Employee during the remainder of the term of this Employment Agreement except as provided in 4 (d) herein.

8. Arbitration Any controversies between UTEK and Employee involving the construction or application of any of the terms, provisions or conditions of this Agreement shall on the written request of either party served on the other be submitted to arbitration. Such arbitration shall comply with and be governed by the rules of the American Arbitration Association. An arbitration demand must be made within one (1) year of the date on which the party demanding arbitration first had notice of the existence of the claim to be arbitrated, or the right to arbitration along with such claim shall be considered to have been waived. An arbitrator shall be selected according to the procedures of the American Arbitration Association. The cost of arbitration shall be born by the losing party or in such proportions as the arbitrator shall decide. The arbitrator shall have no authority to add to, subtract from or otherwise modify the provisions of this Agreement, or to award punitive damages to either party.

9. Attorney's Fees and Costs. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which he may be entitled.

10. Entire Agreement: Survival.

a. This Agreement contains the entire agreement between the parties with respect to the transactions contemplated herein and supersedes, effective as of the date hereof any prior agreement or understanding between UTEK and Employee with respect to Employee's employment by UTEK. The unenforceability of any provision of this Agreement shall not affect the enforceability of any other Provision. This Agreement may not be amended except by an agreement in writing signed by the Employee and the UTEK, or any waiver, change, discharge or modification as sought. Waiver of or failure to exercise any rights provided by this Agreement and in any respect shall not be deemed a waiver of any further or future rights.

b. The provisions of Sections 5, 6, 8, 9, 10, 12 and 14 shall survive the termination of this Agreement.

11. Assignment. This Agreement shall not be assigned to other parties.

12. Governing Law. This Agreement and all the amendments hereof, and waivers and consents with respect thereto shall be governed by the laws of the State of Florida, without regard to the conflicts of laws principles thereof and the parties agree that the jurisdiction shall be in Hillsborough County, Florida.

13. Notice. All notices, responses, demands or other communications under this Agreement shall be in writing and shall be deemed to have been given when

a. delivered by hand;

b. sent be fax, (with receipt confirmed), provided that a copy Is mailed by registered or certified mail, return receipt requested; or

c. received by the addressee as sent be express delivery service (receipt requested) in each case to the appropriate addresses, and fax numbers as the party may designate to itself by notice to the other parties:

(i) if to UTEK:

UTEK Corporation

2109 East Palm Avenue

Tampa, Florida 33605

Attention: Sam Reiber

Vice President & General Counsel

Telephone: 813-754-4330

(ii) If to the Employee:

Carole Wright

c/o UTEK Corporation

2109 East Palm Avenue

Tampa, Florida 33605

14. Severability. Should any part of this Agreement for any reason be declared invalid by a court of competent jurisdiction, such decision shall not affect the validity of any remaining portion, which remaining provisions shall remain in full force and effect as if this Agreement had been executed with the invalid portion thereof eliminated, and it is hereby declared the intention of the parties that they would have executed the remaining portions of this Agreement without including any such part, parts or portions which may, for any reason, be hereafter declared invalid.

IN WITNESS WHEREOF, the undersigned have executed this agreement as of the day and year first above written.

For UTEK Corporation

/s/ Clifford M. Gross
Clifford M. Gross, PhD
CEO

For Employee

/s/ Carole R. Wright
Carole Wright